SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: March 4, 1999




                       CHILDREN'S BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

          MINNESOTA                    0-21534                41-1663712
----------------------------    ---------------------   ---------------------
(State or other jurisdiction    (Commission File No.)   (IRS Employer ID No.)
      of incorporation)


             5501 EXCELSIOR BOULEVARD, MINNEAPOLIS, MINNESOTA 55416
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (612) 925-8840
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

         (a) On March 4, 1999, the Company announced that it acquired Chelsea Pictures, Inc. ("Chelsea"). Chelsea Acquisition, Inc., a subsidiary of the Company, merged into Chelsea with Chelsea as the surviving corporation. In exchange for 100% of the stock of Chelsea, the Company issued to Steve Wax, Chelsea's sole shareholder, 125,000 shares of the Company's Common Stock with an additional 75,000 shares to issued to Mr. Wax contingent upon Chelsea obtaining certain EBITDA levels. The Company also assumed approximately $887,384.00 of Chelsea's liabilities. In connection with this transaction Chelsea entered into certain employment and commercial production director agreements. Reference is made to the Press Release issued to the public by the Registrant on March 4, 1999 and to the Agreement and Plan of Reorganization dated March 4, 1999, and attached hereto as exhibits, relating to the consummation of the acquisition of Chelsea.

         (b) Reference is made to the cautionary statements of the Registrant, presented in the Registrant's Form 10-KSB, as amended, for the year ended December 31, 1997.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      Exhibits

                  10.1 Agreement and Plan of Reorganization by and among the Company, Chelsea Pictures, Inc. and Steve Wax dated March 4, 1999.


                  99.1 Press Release dated March 4, 1999.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 1999                  CHILDREN'S BROADCASTING CORPORATION



                                      BY:     /s/ James G. Gilbertson
                                          -------------------------------------
                                              James G. Gilbertson
                                      ITS:    Chief Operating Officer and
                                                      Chief Financial Officer



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                                 EXHIBIT INDEX

10.1 Agreement and Plan of Reorganization by and among the Company, Chelsea Pictures, Inc. and Steve Wax dated March 4, 1999.

99.1     Press Release dated March 4, 1999.